UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2007

ZAP
(Exact name of registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (707) 525-8658

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)     Election of Directors

On October 22, 2007, the Board of Directors (“Board”) of ZAP (“Company”) appointed Albert Lam as a director of the Company.

Concurrent to his directorship with the Company and since June 2003, Mr. Lam serves as Executive Director of Lotus Group International Ltd., where he also serves as Managing Director and Chief Executive Officer of the Lotus Engineering Group. From November 2001 to June 2003, Mr. Lam served as Managing Director for Apple Computer South Asia Ltd., where he oversaw sales, marketing, and other functions of Apple’s business in the South Asian region.  Mr. Lam is a graduate of Coventry University in the United Kingdom and holds a PhD in Complex Knowledge Systems, an MSc in Robotics and Artificial Intelligence Systems, and a post-graduate diploma in Robotics and Artificial Intelligence Systems.

There are no related party transactions to report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: October 23, 2007	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

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